EXHIBIT 24

POWER OF ATTORNEY

The director of Columbia Banking System, Inc. (the “Company”), whose signature appears below, hereby appoints Melanie J. Dressel and William T. Weyerhaeuser, or either of them, as his/her attorney to sign, in his/her name and behalf and in any and all capacities stated below, the Company’s Form 10-K Annual Report pursuant to Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, such person hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation, and hereby ratifying all that any such attorney or his substitute may do by virtue hereof.

This Power of Attorney has been signed by the following persons in the capacity indicated, on the 22nd day of February, 2006.

Signature	Title

/S/ WILLIAM WEYERHAEUSER William Weyerhaeuser	Chairman

/S/ MELANIE J. DRESSEL Melanie J. Dressel	Chief Executive Officer, President and Director

/S/ JACK FABULICH Jack Fabulich	Director

/S/ JOHN P. FOLSOM John P. Folsom	Director

/S/ FRED M. GOLDBERG Frederick M. Goldberg	Director

/S/ JOHN A. HALLERAN John A. Halleran	Director

/S/ THOMAS M. HULBERT Thomas M. Hulbert	Director

/S/ THOMAS L. MATSON Thomas L. Matson	Director

/S/ DANIEL C. REGIS Daniel C. Regis	Director

/S/ DONALD RODMAN Donald Rodman	Director

/S/ JAMES M. WILL James M. Will	Director